Exhibit 10.3
Officer Performance Unit Agreement
2014 Award (Double Trigger)
2011 Plan

PERFORMANCE UNITS AGREEMENT
THIS AGREEMENT (the “Agreement”), effective January 2, 2014 (the “Grant Date”), is made by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee of the Company or a Subsidiary (as defined below) or an Affiliate (as defined below) of the Company (the “Grantee”).
WHEREAS, the Company wishes to afford the Grantee the opportunity to participate in future increases in Company value;
WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee (as hereinafter defined) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Performance Units provided for herein to the Grantee as an incentive for increased efforts during his or her term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officer to issue said Performance Units;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meanings specified below. Capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Plan.
Section 1.1 -     “Affiliate” shall mean any other Person directly or indirectly controlling, controlled by, or under common control with the Company. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.2 -     “Cause” shall mean (a) “Cause” as defined in the Grantee’s employment agreement with the Company, if any; or (b) if the Grantee does not have an employment agreement with the Company or such agreement does not define Cause, then “Cause” as defined in the Peabody Energy Corporation Executive Severance Plan.

Section 1.3 -     “Change of Control” shall have the meaning given to such term in Section 17(m) of the Plan.

Section 1.4 -     “Committee” shall mean the Compensation Committee of the Company, duly appointed by the Board as the Administrator under Section 2 of the Plan.

Section 1.5 -     “Common Stock” shall mean the common stock of the Company, par value $0.01.

Section 1.6 -     “Determination Date” shall mean the earliest to occur of the following events: (i) December 31, 2016; (ii) a Termination of Employment on account of death or Disability; or (iii) a Termination of Employment within twelve months following a Change of Control, but only if such Termination of Employment is by the Company without Cause or by the Grantee for Good Reason. For purposes of this Section 1.6, (a) the term “Change of Control” shall mean a Change of Control as defined in Section 1.3, but only to the extent the events constituting such Change of Control also constitute a “change of control event” (as defined in Treasury Regulations Section 1.409A-3(i)(5)(i)) with respect to the Company, and (b) the term “Disability” shall mean Disability as defined in Section 1.7, but only to the extent such Disability also constitutes a “disability” (as determined pursuant to Treasury Regulations Section 1.409A-3(i)(4)).

Section 1.7 -     “Disability” shall have the meaning given to such term in Section 17(n) of the Plan.

Section 1.8 -     “FMV per Share” shall mean the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately preceding the Determination Date. Notwithstanding the foregoing, in the event of a Trade Ceasing Transaction, “FMV per Share” shall mean the per share value of equity based on amounts paid in the Trade Ceasing Transaction.

Section 1.9 -     “Good Reason” shall mean (a) “Good Reason” as defined in the Grantee’s employment agreement with the Company, if any; or (b) if the Grantee does not have an employment agreement with the Company or such agreement does not define Good Reason, then “Good Reason” as defined in the Peabody Energy Corporation Executive Severance Plan.

Section 1.10 -     “Incentive Amount” shall mean the amount payable to the Grantee hereunder with respect to the Performance Units, if any, as calculated under Article IV.

Section 1.11 -     “Mining Assets” shall mean the assets of the Company related to its worldwide mining operations.

Section 1.12 -     “Performance Units” shall mean the stock units granted on a performance basis under this Agreement.

Section 1.13 -     “Person” shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.14 -     “Plan” shall mean the Peabody Energy Corporation 2011 Long-Term Equity Incentive Plan, as amended from time to time.

Section 1.15 - “Retirement” shall mean the Grantee’s retirement from the Company on or after age sixty (60) with at least ten (10) years of service with the Company; provided, however, if the Grantee had attained age fifty-five (55) with at least ten (10) years of service with the Company as of January 1, 2013, “Retirement” shall mean the Grantee’s retirement from the Company on or after age fifty-five (55) with at least ten (10) years of service with the Company.

Section 1.16 -     “Return on Mining Assets” shall mean the average annual adjusted operating profit on the Mining Assets between the Grant Date and the Determination Date, expressed as a percentage of the Mining Assets employed (calculated as the average of the assets employed at the beginning and the end of each year (or, if earlier, the Determination Date)) by the Company. For purposes hereof, adjusted operating profit shall include actual operating profit before taxes, as wells as add-backs for (a) net selling, general and administrative expenses, and (b) operating losses (or profits) associated with the operation of the Company’s Middlemount facility.

Section 1.17 -     “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations below it in such chain.

Section 1.18 -     “Termination of Employment” shall mean a termination of the Grantee’s employment with the Company, a Subsidiary or an Affiliate (regardless of the reason therefor) that constitutes a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, or applicable regulations or other guidance issued thereunder (“Section 409A”).

Section 1.19 -     “Trade Ceasing Transaction” means a Change of Control following which shares of Common Stock cease to be publicly traded on a securities exchange, irrespective of whether any equity of an acquiring or surviving entity is publicly traded on a securities exchange.

ARTICLE II
GRANT OF PERFORMANCE UNITS

Section 2.1 -     Grant of Performance Units. For good and valuable consideration, the Company hereby grants to the Grantee the number of Performance Units set forth on the signature page hereof upon the terms and subject to the conditions set forth in this Agreement.

Section 2.2 -     No Obligation of Employment. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary or Affiliate or interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without Cause.

Section 2.3 -     Adjustments in Performance Units. In the event of the occurrence of one of the corporate transactions or other events listed in Section 12(a) of the Plan, the Committee shall make such substitution or adjustment as provided in Section 12(a) of the Plan or Section 2.4 hereof in order to equitably reflect such corporate transaction or other event. Any such adjustment made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.

Section 2.4 -     Special Treatment In the Event of a Change of Control. In order to maintain the Grantee’s rights upon a Change of Control with respect to the Performance Units, the Committee, as constituted before such event, may, in its sole discretion, in connection with a Change of Control, take any one of the following actions: (i) make any adjustment to the Performance Units as the Committee deems appropriate to reflect such Change of Control, (ii) cause the Performance Units to be assumed, or have new rights substituted therefore, by the acquiring or surviving entity after such Change of Control, or (iii) subject to the requirements of Section 409A, accelerate the vesting of the Performance Units and/or payment of the Incentive Amount so that the Performance Units become fully vested and non-forfeitable and the Incentive Amount is paid in connection with such Change of Control, but only if such Change of Control is also a “change of control event” (as defined in Treasury Regulations Section 1.409A-3(i)(5)(i)) with respect to the Company.

ARTICLE III
VESTING AND FORFEITURE OF PERFORMANCE UNITS

Section 3.1 -     Performance Units. Unless otherwise provided in this Article III, the Performance Units shall vest on the fifteenth (15th) day of each calendar month, in equal monthly increments, during the period beginning on the Grant Date and ending on December 31, 2016 (the “Performance Cycle”).

Section 3.2 -     Effect of Certain Events. Notwithstanding the foregoing Section 3.1, during the Performance Cycle:

(a)upon the Grantee’s Termination of Employment either (i) within twelve months following a Change of Control, provided such Termination of Employment is by the Company without Cause or by the Grantee for Good Reason; or (ii) on account of the Grantee’s death or Disability, all of the Performance Units shall become immediately vested and the Grantee shall become entitled to the Incentive Amount calculated and payable pursuant to Article IV hereof with respect to the Performance Units that are vested as of the date of Termination of Employment;

(b)upon the earliest of: (i) a Termination of Employment on account of Retirement, or (ii) except as provided in Section 3.2(a) above, a Termination of Employment by the Company without Cause, or by the Grantee for Good Reason, the Performance Units shall cease to vest, any and all Performance Units that remain unvested on the date of such Termination of Employment shall terminate immediately, and the Grantee shall become entitled to the Incentive Amount calculated and payable pursuant to Article IV hereof with respect to the Performance Units that are vested as of the date of such Termination of Employment; and

(c)upon the earlier of (i) a Termination of Employment by the Company for Cause, and (ii) a Termination of Employment by the Grantee without Good Reason, all

Performance Units (whether or not they are vested) shall terminate and the Grantee shall not be entitled to any Incentive Amount hereunder.

ARTICLE IV
CALCULATION AND PAYMENT OF INCENTIVE AMOUNT

Section 4.1 -     Calculation of Incentive Amount. The Incentive Amount, if any, payable to the Grantee hereunder shall be calculated as of the Determination Date in accordance with this Section 4.1.

(a)Pre-Change of Control. The Incentive Amount shall equal the result of the following formula:

(0.5 x A x B x C) + (0.5 x A x B x D);
where
“A” = the number of Performance Units that are vested as of the Determination Date pursuant to Article III hereof;
“B” = the FMV per Share as of the Determination Date;
“C” = the applicable composite total shareholder return payout percentage determined under Section 4.2 below (the “Composite TSR Percentage”) as of the Determination Date; and
“D” = the applicable ROMA payout percentage determined under Section 4.3 below (the “ROMA Percentage”) as of the Determination Date.
(b)Post-Change of Control that is not a Trade Ceasing Transaction. Notwithstanding Section 4.1(a) hereof, if a Change of Control that is NOT a Trade Ceasing Transaction occurs, then on the Determination Date, the Incentive Amount shall be equal to the sum of the amounts determined pursuant to clauses (i) and (ii) immediately below:

(i)Pre-Transaction Amount. The pre-transaction amount shall equal the result of the following formula:

(0.5 x A x B x C) + (0.5 x A x B x D)
Where:
“A” = the number of Performance Units that are vested as of the date of the Change of Control;

“B” = the FMV per Share as of the date of the Change of Control;

“C” = the Composite TSR Percentage as of the date of the Change of Control; and

“D” = the ROMA percentage as of the date of the Change of Control.
(ii)Post-Transaction Amount. The post-transaction amount shall equal the result of the following formula:

(0.5 x E x F x G) + (0.5 x E x F x H)
Where:
“E” = the number of Performance Units that became vested after the date of the Change of Control through the Determination Date;

“F” = the FMV per Share as of the date of the Determination Date;

“G” = the Composite TSR Percentage as of the Determination Date; and

“H” = 100%.

An example of how the Incentive Amount is intended to be determined if the Determination Date is after a Change of Control that is not a Trade Ceasing Transaction is attached as Exhibit A.

(c)Post-Trade Ceasing Transaction. Notwithstanding Section 4.1(a) hereof, if a Change of Control that is ALSO a Trade Ceasing Transaction occurs, then on the Determination Date, the Incentive Amount shall be equal to the sum of the amounts determined pursuant to clauses (i) and (ii) immediately below:

(i)Pre-Transaction Amount. The pre-transaction amount shall equal the result of the following formula:

(0.5 x A x B x C) + (0.5 x A x B x D)
Where:
“A” = the number of Performance Units that are vested as of the date of the Trade Ceasing Transaction;

“B” = the FMV per Share as of the date of the Trade Ceasing Transaction;

“C” = the Composite TSR Percentage as of the date of the Trade Ceasing Transaction; and

“D” = the ROMA percentage as of the date of the Trade Ceasing Transaction.

(ii)Post-Transaction Amount. The post-transaction amount shall equal the result of the following formula:

(0.5 x E x F x G) + (0.5 x E x F x H)
Where:
“E” = the number of Performance Units that became vested after the date of the Trade Ceasing Transaction through the Determination Date;

“F” = the FMV per Share as of the date of the date of the Trade Ceasing Transaction;

“G” = 100%; and

“H” = 100%.
An example of how the Incentive Amount is intended to be determined if the Determination Date is after a Trade Ceasing Transaction is attached as Exhibit B.

(d)Multiple Transactions. In the event that multiple Change of Control transactions occur, the Committee shall equitably determine how the Incentive Amount shall be calculated based on the principles set forth in Sections 4.1(b) and 4.1(c) hereof.

Section 4.2 -     Composite TSR Percentage. The Composite TSR Percentage equals the sum of the weighted payout percentages derived under paragraphs (a) and (b) below as of the Determination Date.

(a)Cumulative TSR - Peer Group Weighted Payout Percentage. The Cumulative TSR - Peer Group measure represents the Company’s average total shareholder return (based on the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately preceding the Determination Date compared to the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately following the Grant Date), expressed as a percentile ranking in an industry peer group (which peer group shall include Alpha Natural Resources, Inc.; Arch Coal Inc.; Cloud Peak Energy, Inc.; Consol Energy, Inc.; Market Vectors Coal ETF (KOL); and Walter Energy) that corresponds with a specified payout percentage.

The table below is used to determine the applicable payout percentage, which is then multiplied by 50% to determine the Cumulative TSR - Peer Group weighted payout percentage for purposes of the Composite TSR Percentage.

Cumulative TSR - Peer Group

Total Shareholder Return Percentile Ranking[1]	< 35th	35th	42.5th	50th	62.5th	≥ 75th
Payout Percentage	0%	40%	70%	100%	150%	200%

Notwithstanding the foregoing, if the Company’s average total shareholder return as of the Determination Date (based on the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately preceding the Determination Date compared to the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately following the Grant Date) is negative, the following shall apply:
(i)If the Company’s total shareholder return percentile ranking is at or above the 50th percentile of the peer group, then the applicable payout percentage used to determine the Cumulative TSR - Peer Group weighted payout percentage for purposes of the Composite TSR Percentage shall be 100%.

(ii)If the Company’s total shareholder return percentile ranking is below the 50th percentile of the peer group, then the Cumulative TSR - Peer Group weighted payout percentage shall be 0%.

(b)Cumulative TSR - S&P 500 Index Weighted Payout Percentage. The Cumulative TSR - S&P 500 Index measure represents the Company’s average total shareholder return (based on the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately preceding the Determination Date compared to the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately following the Grant Date), expressed as a percentile ranking in the Standard & Poor’s 500 Index that corresponds with a specified payout percentage.

The table below is used to determine the applicable payout percentage, which is then multiplied by 50% to determine the Cumulative TSR - S&P 500 Index weighted payout percentage for purposes of the Composite TSR Percentage.

________________________

[1]
To the extent the Total Shareholder Return Percentile Ranking is between the listed rankings, then the Payout Percentage shall be interpolated. For example, if the Total Shareholder Return Percentile Ranking is at the 56.25th percentile, then the Payout Percentage shall equal 125%.

Cumulative TSR - S&P 500 Index

Total Shareholder Return Percentile Ranking [2]	< 35th	35th	42.5th	50th	62.5th	≥ 75th
Payout Percentage	0%	40%	70%	100%	150%	200%

Notwithstanding the foregoing, if the Company’s average total shareholder return as of the Determination Date (based on the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately preceding the Determination Date compared to the average of the closing prices of the shares of Common Stock for the four (4) weeks immediately following the Grant Date) is negative, the following shall apply:
(i)If the Company’s total shareholder return percentile ranking is at or above the 50th percentile of the Standard & Poor’s 500 Index, then the applicable payout percentage used to determine the Cumulative TSR - S&P 500 Index weighted payout percentage for purposes of the Composite TSR Percentage shall be 100%.

(ii)If the Company’s total shareholder return percentile ranking is below the 50th percentile of the Standard & Poor’s 500 Index, then the Cumulative TSR - S&P 500 Index weighted payout percentage shall be 0%.

(c)For purposes of this Section 4.2, references to the S&P 500 Index shall be deemed to be references to such index, but in all cases excluding the financial services companies that would otherwise be included in such index.

Section 4.3 -     ROMA Percentage. The ROMA Percentage equals the payout percentage derived pursuant to this Section 4.3 as of the Determination Date. The ROMA Percentage measure represents the Company’s aggregate Return on Mining Assets, expressed as a percentage that corresponds with a specified payout percentage. The table below is used to determine the applicable payout percentage.
Return on Mining Assets

Return on Mining Assets[3]	< 5.6%	5.6%	7.5%	≥ 9.4%
Payout Percentage	0%	50%	100%	200%

________________________

[2]
To the extent the Total Shareholder Return Percentile Ranking is between the listed rankings, then the Payout Percentage shall be interpolated. For example, if the Total Shareholder Return Percentile Ranking is at the 56.25th percentile, then the Payout Percentage shall equal 125%.

[3]
To the extent the Return on Mining Assets is between the listed percentages, then the Payout Percentage shall be interpolated. For example, if the Return on Mining Assets is 6.55%, then the Payout Percentage shall equal 75%.

Section 4.4 -     Form and Time of Payment.

(a)General. Subject to Sections 4.4(b) and 4.5 hereof, the Incentive Amount shall be paid to the Grantee in Common Stock (except as otherwise provided below in this Section 4.4) as soon as administratively feasible but not later than the ninetieth (90th) day following the Determination Date. The number of shares of Common Stock to be distributed to the Grantee shall equal the quotient of (i) the Incentive Amount, divided by (ii) the Fair Market Value of one share of Common Stock on the payment date. Notwithstanding the foregoing, following a Trade Ceasing Transaction, the Incentive Amount shall be paid to the Grantee in cash as soon as administratively feasible but not later than the ninetieth (90th) day following the Determination Date.

(b)Specified Employee. If the Determination Date is triggered by a Termination of Employment other than due to death and at the time of such Termination of Employment the Grantee is a “specified employee” (as such term is defined in Section 409A, but generally meaning one of the Company’s key employees within the meaning of Code Section 416(i)), the Incentive Amount shall be paid to the Grantee on the first day of the seventh month after the Determination Date.

Section 4.5 -     Conditions to Issuance of Stock Certificates. If the Incentive Amount is to be distributed in shares of Common Stock as provided in Section 4.4 hereof and the Committee reasonably anticipates, in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), that issuing Common Stock within the 90-day period following the Determination Date will violate federal securities laws or other applicable laws, the Company may delay issuing such Common Stock, provided that the Company issues such Common Stock on the earliest date on which the Committee reasonably anticipates that such issuance will not violate federal securities laws or other applicable laws.

Section 4.6 -     Stockholder Rights. The Grantee shall not be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares shall have been issued by the Company to the Grantee.

ARTICLE V
MISCELLANEOUS

Section 5.1 -     Administration. The Committee has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Performance Units. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 -     Performance Units Not Transferable. Neither the Performance Units nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 -     Withholding. In connection with the payment of the Incentive Amount, unless the Grantee makes alternative arrangements satisfactory to the Company to personally remit required withholding amounts, then as of the date that all or a portion of the Incentive Amount is paid, the Company will withhold a portion of such Incentive Amount with a fair market value as of such date equal to the aggregate amount required by law to be withheld by the Company in connection with such payment for applicable federal, state, local and foreign taxes of any kind.

Section 5.4 -     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address set forth in the records of the Company. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

Section 5.5 -     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 -     Pronouns. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.7 -     Applicability of Plan. The Performance Units and the shares of Common Stock issued to the Grantee, if any, shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Performance Units and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 5.8 -      Amendment.

(a)This Agreement may be amended only by a writing executed by the parties hereto that specifically states that it is amending this Agreement.

(b)This Agreement is intended to comply with Section 409A and shall, to the extent practicable, be construed in accordance therewith. If either party to this Agreement reasonably determines that any amount payable pursuant to this Agreement would result in adverse tax consequences under Section 409A, then such party shall deliver written notice of such determination to the other party, and the parties hereby agree to work in good faith to amend this Agreement so it complies with the requirements of Section 409A and preserves as nearly as possible the original intent and economic effect of the affected provisions.

Section 5.9 -     Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration in St. Louis, Missouri. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay or reimburse any legal fees in connection with such arbitration in the event that the Grantee prevails on a material element of his or her claim or defense. Payments or reimbursements of legal fees made under this Section 5.9 that are provided during one calendar year shall not affect the amount of such payments or reimbursements provided during a subsequent calendar year, payments or reimbursements under this Section 5.9 may not be exchanged or substituted for another form of compensation to the Grantee, and any such reimbursement or payment will be paid within sixty (60) days after the Grantee prevails, but in no event later than the last day of the Grantee’s taxable year following the taxable year in which he incurred the expense giving rise to such reimbursement or payment. This Section 5.9 shall remain in effect throughout the Grantee’s employment with the Company and for a period of five (5) years following the Grantee’s Termination of Employment.

Section 5.10 -     Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GRANTEE	PEABODY ENERGY CORPORATION
______________________________________	By___________________________________
[Grantee]
Its___________________________________
Aggregate number of Performance Units granted hereunder: _____________

EXHIBIT A
EXAMPLE OF HOW THE INCENTIVE AMOUNT
IS DETERMINED IF THE DETERMINATION DATE
IS AFTER A CHANGE OF CONTROL THAT IS NOT
A TRADE CEASING TRANSACTION (SECTION 4.1(b))

Facts for purposes of this example:

Aggregate number of Performance Units	180
Grant Date	1/1/2014
Date of Change of Control	4/1/2015
Determination Date	12/31/2016
FMV per Share on the date of Change of Control	$25.00
FMV per Share on the Determination Date	$30.00
Composite TSR Percentage as of the date of Change of Control	70%
Composite TSR Percentage as of the date of Change of Control	120%
ROMA Percentage as of the date of Change of Control	110%

Calculation:
Pre-Transaction Amount (determined pursuant to Section 4.1(b)(i)): $1,687.50
Units vested as of the Change of Control: 75 (5 units per month for 15 months)
FMV per Share as of date of Change of Control: $25.00
Composite TSR Percentage as of the date of Change of Control: 70%
ROMA Percentage as of the date of Change of Control: 110%
Calculation: (0.5 x 75 x $25.00 x 70%) + (0.5 x 75 x $25.00 x 110%) = ($656.25 + $1,031.25) $1,687.50

Post-Transaction Amount (determined pursuant to Section 4.1(b)(ii)): $3,465
Units vested between Change of Control and the Determination Date: 105
FMV per Share as of as of the Determination Date: $30.00
Composite TSR Percentage as of Determination Date: 120%
Calculation: (0.5 x 105 x $30.00 x 120%) + (0.5 x 105 x $30.00 x 100%) = ($1,890 + $1,575) $3,465

Incentive Amount (sum of Pre-Transaction Amount and Post-Transaction Amount): $5,152.50

EXHIBIT B
EXAMPLE OF HOW THE INCENTIVE AMOUNT
IS DETERMINED IF THE DETERMINATION DATE IS AFTER
A TRADE CEASING TRANSACTION (SECTION 4.1(c))

Facts for purposes of this example:

Aggregate number of Performance Units	180
Grant Date	1/1/2014
Date of Trade Ceasing Transaction	4/1/2015
Determination Date	12/31/2016
FMV per Share on the date of Trade Ceasing Transaction	$25.00
Composite TSR Percentage as of the date of Trade Ceasing Transaction	70%
ROMA Percentage as of the date of Trade Ceasing Transaction	110%

Calculation:
Pre-Transaction Amount (determined pursuant to Section 4.1(c)(i)): $1,687.50
Units vested as of the Trade Ceasing Transaction: 75 (5 units per month for 15 months)
FMV per Share as of date of Trade Ceasing Transaction: $25.00
Composite TSR Percentage as of the date of Trade Ceasing Transaction: 70%
ROMA Percentage as of the date of Trade Ceasing Transaction: 110%
Calculation: (0.5 x 75 x $25.00 x 70%) + (0.5 x 75 x $25.00 x 110%) = ($656.25 + $1,031.25) $1,687.50

Post-Transaction Amount (determined pursuant to Section 4.1(c)(ii)): $2,625
Units vested between Trade Ceasing Transaction and Determination Date: 105
FMV per Share as of as of date of Trade Ceasing Transaction: $25.00
Calculation: (0.5 x 105 x $25.00 x 100%) + (0.5 x 105 x $25.00 x 100%) = ($1,312.50 + $1,312.50) $2,625

Incentive Amount (sum of Pre-Transaction Amount and Post-Transaction Amount): $4,312.50